Exhibit 4.2

HOMEAWAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 10, 2011

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TABLE OF CONTENTS

(continued)

Page
Schedules:

A	–	Schedule of Investors
B	–	Schedule of Common Holders
C	–	Schedule of Warrant Holders

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HOMEAWAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of March 10, 2011, by and among HomeAway, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”), certain of the Company’s stockholders listed on Schedule B hereto (each, a “Common Holder” and collectively, the “Common Holders”) and certain holders of warrants to purchase capital stock of the Company listed on Schedule C hereto (each a “Warrant Holder”).

R E C I T A L S

WHEREAS, the Common Holders, the Warrant Holders and certain of the Investors (the “Existing Investors”) possess registration rights, information rights and other rights (the “Rights”) pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of October 19, 2010 (the “Prior Agreement”);

WHEREAS, the parties hereto desire to add additional parties to this Agreement (the “New Investors”) as Investors hereunder and make certain other changes; and

WHEREAS, with the approval of the Company and the Majority Investors (as defined in the Prior Agreement), the Company and the Existing Investors intend to amend and restate the Prior Agreement as allowed in Section 4.2 of the Prior Agreement, to read as set forth herein so that all rights of the Common Holders, the Warrant Holders, the Existing Investors and the New Investors shall, upon the effectiveness of this Agreement, be consolidated and restated herein and the provisions of the Prior Agreement shall be of no further force or effect.

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and the parties further agree as follows:

1. Registration Rights.

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliated Fund” means a fund or entity managed by an Investor or the same manager or managing member or general partner or management company that manages such Investor or by an entity controlling, controlled by, under common control with or otherwise affiliated with such Investor or such Investor’s manager or managing member or general partner or management company;

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(f) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13.

(g) “Preferred Stock” means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(h) “Purchase Agreement” means each of that certain Series A Preferred Stock and Common Stock Purchase Agreement dated February 1, 2005, that certain Series A Preferred Stock and Common Stock Purchase Agreement dated December 1, 2005, that certain Series B Preferred Stock and Common Stock Purchase Agreement dated May 26, 2006, as amended to date, that certain Series C Preferred Stock Purchase Agreement dated November 2, 2006, as amended to date, that certain Series C Preferred Stock Purchase Agreement dated May 8, 2007 and that certain Series D Preferred Stock Purchase Agreement dated October 23, 2008.

(i) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (i) the Shares; provided, however, that Shares issued pursuant to a Warrant shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.6, 1.11, 1.13, and 1.14; (ii) the Common Stock other than the Shares issued to or held by the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.6, 1.11, 1.13, and 1.14; and (iii) any of the Company’s Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned. A Holder of Registrable Securities need not convert such Registrable Securities into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Registrable Securities into Common Stock prior to the effectiveness of such registration.

(k) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(m) “Securities Act” means the Securities Act of 1933, as amended.

(n) “Series A Preferred Stock” means the Company’s Series A Preferred Stock, $0.0001 par value per share.

(o) “Series B Preferred Stock” means the Company’s Series B Preferred Stock, $0.0001 par value per share.

(p) “Series C Preferred Stock” means the Company’s Series C Preferred Stock, $0.0001 par value per share.

(q) “Series D Holders” means the Holders of Series D Registrable Securities.

(r) “Series D Preferred Stock” means the Company’s Series D Preferred Stock, $0.0001 par value per share.

(s) “Series D Registrable Securities” means Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock issued pursuant to a Purchase Agreement.

(t) “Shares” means the shares of the Company’s Common Stock (A) issued pursuant to a Purchase Agreement or a Warrant or (B) issued or issuable upon conversion of the Series C Preferred Stock or Series D Preferred Stock issued pursuant to a Purchase Agreement.

(u) “TCV” means TCV VII, L.P., a Cayman Islands exempted limited partnership (or one of its Affiliated Funds).

(v) “Warrant” means each of the following (a) warrant to purchase shares of the Company’s Common Stock dated February 15, 2005, issued to Comerica Bank and assigned to Comerica Incorporated, (b) warrant to purchase shares of the Company’s Common Stock dated December 2, 2005, issued to Comerica Bank and assigned to Comerica Incorporated, (c) warrant to purchase shares of the Company’s Common Stock issued to Escalate Capital Partners I, L.P. dated December 28, 2005, and (d) warrant to purchase shares of the Company’s Common Stock issued to GuestClick, Inc. dated July 31, 2006.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) March 13, 2013 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to employee benefit or similar plans or a registration statement relating to a Rule 145 transaction) (“IPO”), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company effect a registration under the Securities Act with respect to all or a part of the Registrable Securities having aggregate proceeds (net of underwriting discounts and commissions) in excess of $20,000,000, then the Company shall (i) give written notice of such request to all Holders within ten (10) calendar days of the date such request is given and (ii) use its commercially reasonable efforts to effect as soon as practicable (and in any event within sixty (60) calendar days of the date such request is given) the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within twenty (20) calendar days of the date the Company’s notice referred to in this subsection 1.2(a) is given.

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 1.2, a certificate signed by the Company’s President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Initiating Holders is given; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period and the Company shall not register any securities for its own account or for the account of any other stockholder during such 120-day period (other than in a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) unless such registration is already in process.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided that the Company is actively employing its commercially reasonable efforts to cause such registration statement to be effective;

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities either for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than (i) a registration pursuant to Section 1.2, (ii) a registration relating solely to employee benefit or similar plans, (iii) a registration relating to a Rule 145 transaction or (iv) a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions of Section 1.8, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) calendar days or any less period of time in the event the distribution described in the registration statement has been completed; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and (ii) in the case of any registration statement on Form S-3, which is intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until the earlier of (A) 120 days and (B) the date that all such Registrable Securities are sold; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and following such notification promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) Cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (b) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters; and

(j) If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the sole and exclusive judgment of such Holder, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (i) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered by such registration statement and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

1.5 Furnish Information.

(a) It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

(b) Except as set forth in Section 1.6, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(d)(ii), whichever is applicable.

1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including without limitation, all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company (including fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least seventy percent (70%) of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least seventy percent (70%) of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including without limitation, all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced unless (i) the securities of all other selling stockholders included in the offering are first reduced to zero and (ii) the amount of securities of the selling Holders included in the offering are reduced pro rata according to the number of Registrable Securities held by such selling Holders. For purposes of the preceding concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, within 30 days of receipt of a request for payment to be accompanied by written invoices for such expenses, any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.10(a) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, within 30 days of receipt of a request for payment to be accompanied by written invoices for such expenses, any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, in no event shall any indemnity under this subsection 1.10(b) plus any related contribution under Section 1.10(d) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in Sections 1.10(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations; provided that, in no event shall any contribution by a Holder under this Section 1.10(d) plus any indemnification actually paid under Section 1.10(b) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required to contribute an amount in excess of the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration.

(a) Subject to the conditions of this Section 1.12, if the Company shall receive from (i) the Holders of a majority of the Series D Registrable Securities (the “Series D Majority Holders”) (a “Series D Registration) or (ii) the Holders of at least thirty percent (30%) of the Registrable Securities (a “Holder Registration”) then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given.

(b) If the Holders (or the Series D Majority Holders, as applicable) requesting registration pursuant to this Section 1.12 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in clause (a) of Section 1.12(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration; provided, however, with respect to a Series D Registration, the underwriter will be selected by the Series D Majority Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Company and the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting. For purposes of the preceding concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (or retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence. Notwithstanding the forgoing, with respect to a Series D Registration, if the aggregate proceeds which TCV has received from all prior sales of, and other distributions of assets with respect to, its Registrable Securities are less than the aggregate purchase price paid by TCV to the Company for all of the shares of Series D Preferred Stock acquired by TCV pursuant to a Purchase Agreement (the “Aggregate TCV Purchase Price”), then the number of shares of Series D Registrable Securities held by the Series D Holders and to be included in such Series D Registration shall not be reduced unless all other securities (including, without limitation, those to be sold by other Holders) are first excluded from the Series D Registration to the extent necessary to provide proceeds to TCV from sales of its Registrable Securities in such Series D Registration such that the proceeds from such sale and all prior sales by TCV of its Registrable Securities shall equal the Aggregate TCV Purchase Price.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 1.12, a certificate signed by the Company’s President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 1.12 is given; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and the Company shall not register any securities for its own account or for the account of any other stockholder during such 120-day period (other than in a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) unless such registration is already in process.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.12:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of underwriting discounts and commissions) of less than $5,000,000 (or in the case of a Series D Registration, of less than $10,000,000);

(iii) with respect to Holder Registrations, if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12 and such registration has been declared or ordered effective;

(iv) with respect to Series D Registrations, if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) Series D Registration pursuant to this Section 1.12 and such registration has been declared or ordered effective;

(v) with respect to Holder Registrations, after the Company has effected two (2) registrations pursuant to this Section 1.12 and such registrations have been declared or ordered effective;

(vi) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided that the Company is actively employing its commercially reasonable efforts to cause such registration statement to be effective; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) The Series D Majority Holders agree to withdraw their request for a Series D Registration if the Company subsequently files a registration statement pertaining to a public offering of securities for the Company’s account prior to the time that the Series D Registration has been declared or ordered effective.

(f) All expenses incurred in connection with a registration requested pursuant to this Section 1.12 (other than underwriting discounts and commissions and fees and disbursements of counsel for the Holders), including (without limitation) all registration, filing, qualification, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.12 if the registration request is subsequently withdrawn at the request of the Holders of at least seventy percent (70%) of the Registrable Securities (or the Series D Majority Holders with respect to a Series D Registration) to be registered (in which case all participating Holders shall bear such expenses) unless the Holders of at least seventy percent (70%) of the Registrable Securities (or the Series D Majority Holders with respect to a Series D Registration) agree to forfeit their right to one registration pursuant to this Section 1.12; provided further, however, that if at the time of such withdrawal, the Holders (or the Series D Majority Holders with respect to a Series D Registration) have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders (or the Series D Majority Holders with respect to a Series D Registration) at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders (or the Series D Majority Holders with respect to a Series D Registration) shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to this Section 1.12; provided further, however that, with respect to a Series D Registration, if such withdrawal is required pursuant to Section 1.12(e), then such Series D Majority Holders shall not be required to pay any of such expenses and shall not forfeit its right to one registration pursuant to this Section 1.12. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

1.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who acquires at least five percent (5%) of the outstanding shares of Registrable Securities from such transferring Holder (or a lesser number if such number represents one hundred percent (100%) of such transferring Holder’s Registrable Securities); provided that (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The rights to cause the Company to register Registrable Securities pursuant to this Section 1.13 may not be assigned by a Common Holder unless such Common Holder is also an Investor.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy percent (70%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration upon terms that are more favorable to such holder or prospective holder than the terms on which the Holders may include shares in such registration.

1.15 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of the public offering of the Company’s securities to which these restrictions relate, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and including any shares of Common Stock acquired by such Holder in such public offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, during the 180-day period following the effective date of the registration statement for the IPO (or such longer period, not to exceed 15 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711) provided, that, with respect to the 180-day period lock-up period referenced above (as the same may be extended as described above), all officers and directors of the Company are bound by and have entered into similar agreements and the Company has used all reasonable efforts to obtain similar agreements from all other holders of at least one percent (1%) of the Company’s voting securities. Each Holder agrees to execute an agreement(s) reflecting its obligations pursuant to this Section 1.15(a) as may be requested by the managing underwriters. The Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in this Section 1.15(a). If any of such restrictions on a Holder, officer, director of greater than one percent (1%) stockholder are waived or terminated with respect to any such party, the restrictions on all Holders will be waived or terminated to the same extent; provided, however, that any such waiver or termination shall not waive or terminate the restrictions on the Tiger Investors (as defined below) set forth in Section 1.15(b) below. The underwriters in connection with the 180-day lock-up period referenced above (as the same may be extended as described above) are intended third party beneficiaries of the covenants in this Section 1.15(a) and shall have the right, power and authority to enforce such covenants as though they were a party hereto. The obligations described in this Section 1.15(a) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future or to transactions in securities of the Company that are acquired by a Holder in the open market on the Nasdaq Global Market or the New York Stock Exchange, as applicable, after the Company’s initial public offering of its securities is priced (but shall apply to any securities of the Company acquired in such offering), provided, however, that any such transaction which requires any public report to be filed by such Holder, including but not limited to (A) reports pursuant to Rule 144 of the Securities Act, or (B) pursuant to Sections 16, 13(d) or 13(g) of, or the related rules and regulations under the Exchange Act, shall require the prior written approval of the managing underwriter of the public offering of the Company’s securities to which these restrictions relate.

(b) In addition, Google Ventures 2010, L.P. (“GV”) and its successors and assigns, including permitted transferees to whom any Registrable Securities held by GV are transferred (each a “GV Holder”) hereby agrees that it will not, without the prior written consent of the Company or the managing underwriter of the public offering of the Company’s securities to which these restrictions relate, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the lesser of (x) the number of shares of Common Stock constituting Registrable Securities held by GV Holders as of the date of this Agreement, and (y) a number of shares of Common Stock equal to fifty percent (50%) of the total Registrable Securities held by GV Holders as of the date of this Agreement (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) (the “GV Lockup Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the GV Lockup Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, during the twelve (12) month period following the effective date of the registration statement for the IPO (or such longer period, not to exceed 15 days after the expiration of the twelve (12) month period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711). Each GV Holder agrees to execute an agreement(s) reflecting its obligations pursuant to this Section 1.15(b) as may be requested by the managing underwriters. The Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in this Section 1.15(b). The underwriters in connection with the twelve (12) month lock-up period referenced in this Section 1.15(b) (as the same may be extended as described above) are intended third party beneficiaries of the covenants in this Section 1.15(b) and shall have the right, power and authority to enforce such covenants as though they were a party hereto. The obligations described in this Section 1.15(b) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future or to transactions in securities of the Company that are acquired by a GV Holder in the open market on the Nasdaq Global Market or the New York Stock Exchange, as applicable, after the Company’s initial public offering of its securities is priced (but shall apply to any securities of the Company acquired in such offering), provided, however, that any such transaction which requires any public report to be filed by such GV Holder, including but not limited to (A) reports pursuant to Rule 144 of the Securities Act, or (B) pursuant to Sections 16, 13(d) or 13(g) of, or the related rules and regulations under the Exchange Act, shall require the prior written approval of the Company or the managing underwriter of the public offering of the Company’s securities to which these restrictions relate.

1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) seven (7) years following the consummation of the Company’s IPO (defined in Section 1.2) or (ii) as to any Holder, such time, on or after the closing of the Company’s first registered public offering of Common Stock, at which such Holder holds less than one percent (1%) of the outstanding capital stock of the Company and all Registrable Securities held by such Holder can be sold in any and all three-month periods without registration in compliance with Rule 144(b)(1)(i) of the Securities Act.

2. Covenants of the Company to the Investors.

2.1 Information Rights. The Company shall deliver to (i) each of Austin Ventures VIII, L.P. (“Austin Ventures”), Redpoint Ventures I, L.P. and its Affiliated Funds (provided such Affiliated Fund is an Investor) (“Redpoint Ventures”), Trident Capital, Inc. and its Affiliated Funds (provided such Affiliated Fund is an Investor) (“Trident”), Institutional Venture Partners and its Affiliated Funds (provided such Affiliated Fund is an Investor) (“IVP”), VRBO International LLC and its Affiliated Funds (“VRBO International”), Tiger Global Private Investment Partners V, L.P. (“Tiger PIP V”), TCV (provided that such Affiliated Fund is an Investor) and GV, for so long as such stockholder holds (and continues to hold) at least seventy percent (70%) of the shares of Common Stock (assuming full conversion of all shares of Series C Preferred Stock and Series D Preferred Stock) held by such stockholder as of March 13, 2008, or in the case of TCV, at least twenty-five percent (25%) of the shares of Common Stock issued or issuable upon conversion of the shares of Series D Preferred Stock purchased by TCV pursuant to a Purchase Agreement (each as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), or in the case of VRBO International, at least seventy percent (70%) of the shares of Common Stock (assuming full conversion of all shares of Series C Preferred Stock) held by VRBO International as of the date hereof, or in the case of GV, at least seventy percent (70%) of the shares of Common Stock (assuming full conversion of all shares of Series C Preferred Stock) held by GV as of the date hereof and, (ii) Richard Coundley and Marcelle Speller, and their successors and assigns, so long as they hold, together in the aggregate, at least ten percent (10%) of the outstanding shares of the Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations) (each a “Major Investor”):

(a) as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), all in reasonable detail and audited by independent public accountants of national standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP, all in reasonable detail;

(c) as soon as practicable, but in any event within thirty (30) calendar days of the end of each month, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such month prepared in accordance with GAAP, all in reasonable detail; and

(d) as soon as practicable, but in any event thirty (30) calendar days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

2.2 Visitation and Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers in good faith to be a trade secret or similar confidential information. The provisions of this Section 2.2 shall not be in limitation of any rights which any Major Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor and each Common Holder (each, an “Offeree”), a right of first offer to subscribe for and purchase such Offeree’s Pro Rata Share (as hereinafter defined for the purpose of this Section 2.3), in whole or in part, of future issuances by the Company of Future Shares (as hereinafter defined). For purposes of this Section 2.3, an Offeree’s “Pro Rata Share” of Future Shares shall be a fraction, the numerator of which is the number of shares of Common Stock (assuming full conversion of all shares of Series C Preferred Stock and Series D Preferred Stock held by such Offeree) held by such Offeree immediately prior to the issuance of Future Shares and the denominator of which is the total number of shares of the Company’s Common Stock outstanding (assuming full conversion and exercise of all convertible or exercisable securities and including all shares of Common Stock reserved for future issuance pursuant to the Company’s 2004 Stock Plan and 2005 Stock Plan) immediately prior to the issuance of Future Shares. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any equity securities issued in connection with debt securities or any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Future Shares”), the Company shall first make an offering of such Future Shares to each Offeree in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to each Offeree stating (i) the Company’s bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares. If any prospective purchaser has offered to pay for any Future Shares with property, services or any other non-cash consideration, then the Major Investor shall nevertheless have the right to pay for such Future Shares with cash in an amount equal to the fair market value of the non-cash consideration offered by the prospective purchaser, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Company’s Board of Directors.

(b) Each Offeree may elect to subscribe for and purchase, at the price and on the terms specified in the Notice, (i) up to such Offeree’s Pro Rata Share of the Future Shares and (ii) such additional number of the Future Shares as such Offeree indicates it is willing to purchase should the other Offerees subscribe for less than their respective Pro Rata Shares (for each Offeree, the “Additional Portion”) by notifying the Company in writing within ten (10) calendar days from the date the Notice is given by the Company.

(c) If the aggregate number of Future Shares subscribed for pursuant to subsection (b)(i) above is less than the aggregate Pro Rata Share for which all Offerees are entitled to subscribe, then each Offeree who has subscribed for an Additional Portion pursuant to subsection (b)(ii) above shall be entitled to purchase, in addition to such Offeree’s Pro Rata Share, the Additional Portion subscribed for by such Offeree; provided, however, that if the Additional Portions subscribed for by all Offerees exceed the difference obtained by subtracting (x) the aggregate Pro Rata Share for which all Offerees are entitled to subscribe from (y) the number of Future Shares subscribed for pursuant to subsection (b)(i) above by all Offerees (the “Available Additional Portion”), then each Offeree who has subscribed for an Additional Portion shall be entitled to purchase only that portion of the Available Additional Portion as such Offeree’s Pro Rata Share bears to the aggregate Pro Rata Share for all Offerees who subscribed for an Additional Portion, subject to rounding by the Company’s Board of Directors to the extent it reasonably deems necessary and equitable. To the extent that Future Shares are not purchased by the Offerees as provided in subsection (b) above and this subsection (c), the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (b) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than and upon terms no more favorable than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 2.3 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about October 23, 2008; (ii) securities issued as a dividend or distribution on the Shares, the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock; (iii) securities issued in connection with any stock split of or stock dividend on the Common Stock, the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock; (iv) shares of Common Stock (or options for such

Common Stock) issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any equity incentive plan, agreement or similar arrangement unanimously approved by the entire Board of Directors of the Company; (v) securities issued to banks or equipment lessors in connection with a bona fide equipment lease transaction or bank loan transaction, provided such issuance is approved by the Company’s Board of Directors; (vi) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, joint venture, marketing or other similar agreements or strategic partnerships, provided such issuance is approved by the Company’s Board of Directors; (vii) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; (viii) securities issued in connection with a bona fide business acquisition by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise) of a bona fide commercial business or its assets, provided such acquisition is approved by the Company’s Board of Directors; (ix) securities issued for any purpose after the date of this Agreement up to a maximum of 100,000 shares of Common Stock (net of any cancellations, expirations or repurchases and subject to appropriate adjustment for stock splits, stock dividends and combinations); provided, however, that such issuance is not primarily a financing transaction; provided, further, however, such issuance is unanimously approved by the entire Board of Directors of the Company, or (x) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (ix) above.

2.4 Spin-Out Preemptive Rights. If at any time (i) the Company creates a direct or indirect subsidiary that is not (A) a wholly owned subsidiary (either directly or indirectly) or (B) an entity that is created by the Company for the sole purposes of expanding or servicing the Company’s current line of business, which can include, but is not limited to, entities formed for operations in foreign jurisdictions, and sales and marketing, and customer support; provided, however, that such subsidiaries formed pursuant to this subsection 2.4(i)(B) shall be wholly owned subsidiaries except to the extent required by applicable laws outside of the United States, (ii) any direct or indirect subsidiary of the Company sells or transfers any shares of capital stock to any entity that is not the Company, a direct or indirect wholly owned subsidiary of the Company or a bona fide commercial business entity primarily engaged in a business other than financial investment and who has been approved by the Company’s Board of Directors, (iii) any direct or indirect subsidiary of the Company merges, consolidates or takes any other action that results in such subsidiary not remaining a wholly owned subsidiary of the Company (either directly or indirectly) except to the extent required by applicable laws outside of the United States or effected with a bona fide commercial business entity primarily engaged in a business other than financial investment and who has been approved by the Company’s Board of Directors, or (iv) any direct or indirect subsidiary of the Company sells all or substantially all of its assets to any person or entity that is not the Company, a direct or indirect wholly owned subsidiary of the Company or a bona fide commercial business entity primarily engaged in a business other than financial investment and who has been approved by the Company’s Board of Directors and such transaction described in clause (i), (ii), (iii) or (iv) does not constitute a deemed liquidation, dissolution or winding up of the Company as described in Section 4.2(C)(1) of Article IV of the Company’s Certificate of Incorporation, as such may be amended from time to time, then in each case the Company shall cause such subsidiary (or the surviving or successor entity or purchaser of assets) (each, a “Spin-out Entity”) to provide each

Investor a right of first offer (the “Spin-out Preemptive Rights”) to purchase up to its Spin-out Pro Rata Share (defined below) with respect to any common stock, preferred stock or any other security of the Spin-out Entity, including but not limited to, rights, options, or warrants to purchase such common stock, preferred stock or other security (“Spin-out Shares”) offered by the Spin-out Entity for financing purposes. For purposes of this Section 2.4, an Investor’s “Spin-out Pro Rata Share” of such Spin-out Shares shall be a fraction, (i) the numerator of which is the number of shares of Common Stock of the Company then held by such Investor immediately prior to the formation of such Spin-out Entity (assuming full conversion and exercise of all outstanding convertible or exercisable securities held by such Investor), and (ii) the denominator of which is the total number of shares of the Company’s Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). The manner and procedure of such Spin-out Preemptive Rights shall be substantially similar to those described in Section 2.3 above with respect to the Investors. In addition, the Company shall cause, or exert such influence it may have to cause, (i) the organizational documents of the Spin-out Entity (A) to provide for voting rights and other rights, preferences and privileges equivalent to the voting rights and other rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and (B) to contain provisions relating to this Section 2.4, and (ii) for the voting rights and other rights, preferences and privileges of the Spin-out Shares to be offered to each Investor pursuant to this Section 2.4 to be substantially equivalent to the voting rights and other rights, preferences and privileges securities of the Company held by such Investor immediately prior to the creation of such applicable Spin-out Entity.

2.5 Other Covenants

(a) Proprietary Information and Inventions Assignment Agreement. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions assignment agreement in the form approved by the Company’s counsel.

(b) Board of Directors. The Board of Directors shall meet at least bimonthly, unless the Board unanimously agrees to meet less frequently. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company (an “Outside Director”) for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Company’s Board of Directors or any committee thereof. In addition, the Company shall promptly reimburse in full each Outside Director for all of his reasonable out-of-pocket expenses incurred in performing Company business at the request of the Company; provided, however, that any expenses in excess of $1,000 shall be subject to the Company’s prior written approval.

(c) Employee and Other Stock Arrangements. Each acquisition of any shares of the Company’s capital stock or any option or right to acquire any shares of the Company’s capital stock by an employee, consultant, officer or director of the Company or any subsidiary will be conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors.

Unless otherwise determined by the Board of Directors, any such option or right to acquire shares of the Company’s capital stock shall vest at the rate of one-fourth ( 1/4th) of the shares granted after one year from the date of grant and one forty-eighth (1/48th) of the total number of shares granted monthly thereafter. Unless otherwise determined by the Company’s Board of Directors, any stock sold shall be subject to the Company’s right to repurchase such stock at its original purchase price and such stock shall vest on the same schedule as set forth in the preceding sentence.

(d) Indemnification Agreements. The Company shall enter into Indemnification Agreements (in a form reasonably acceptable to Austin Ventures VIII, L.P., as a representative of the Investors, and TCV) with the directors and executive officers of the Company and any subsidiary on or as promptly as possible after the date hereof. The Company hereby acknowledges that each of the directors designated by an Investor (collectively, the “Fund Directors”) pursuant to Section 2 of that certain Amended and Restated Voting Agreement by and among the Company, the Investors and certain holders of Common Stock of even date herewith, as such may be amended from time to time, may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to a Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that the Company will not assert that the Fund Director must seek expense advancement or reimbursement, or indemnification from, any Fund Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreements between the Company and such Fund Director) and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Director against the Company.

(e) Directors and Officers Insurance. The Company has as of the date hereof, or shall obtain within thirty (30) days of the date hereof, directors and officers insurance with coverage customary for companies similarly situated to the Company (but in no event less than $10,000,000), except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors and approved in advance by TCV. The Company will cause to be maintained the directors and officers insurance required by this subsection 2.5(e), except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors and approved in advance by TCV. Such policy shall not be cancelable by the Company without prior approval of the Board of Directors and TCV.

(f) Key-man Insurance. The Company has as of the date hereof or shall within ninety (90) calendar days of the date hereof use its commercially reasonable efforts to obtain from financially sound and reputable insurers term life insurance on the life of Brian Sharples in the aggregate amount of $5,000,000, except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. The Company will cause to be maintained the term life insurance required by this subsection 2.5(f), except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. Such policies shall name the Company as the primary beneficiary and shall not be cancelable by the Company without prior approval of the Board of Directors.

(g) Liability Insurance. The Company or one or more of its subsidiaries has as of the date hereof general liability insurance in amounts customary for companies similarly situated, except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. The Company will cause to be maintained the general liability insurance required by this subsection 2.5(g), except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

(h) Observer Rights. The Company shall permit David Clouse as a representative of VRBO International and Lee Fixel as a representative of Tiger PIP V, for so long as VRBO International or Tiger PIP V, respectively, holds (and continues to hold) at least seventy percent (70%) of the shares of Common Stock (assuming full conversion of all shares of Series C Preferred Stock) held by VRBO International or Tiger PIP V, respectively, as of the date of this Agreement, to attend all meetings of the Board of Directors of the Company and any material subsidiaries in a non-voting observer capacity and shall simultaneously with the Board of Directors furnish such representative with copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each such representative shall agree to hold in confidence and trust on the terms set forth in Section 2.5 hereof and to act in a fiduciary manner with respect to all information so received; provided, further, however, that the Company shall have the right to exclude any such representative from portions of meetings of the Board of Directors or committees thereof or omit to provide such representatives with certain information if the Company believes in good faith that such exclusion or omission is necessary in order to (x) preserve the attorney-client privilege, or (y) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties. Notwithstanding Section 4.3 below, the rights and obligations described in this Section 2.5(h) shall not be assignable by VRBO International or Tiger PIP V. The confidentiality provisions hereof shall survive any such termination.

2.6 Confidentiality, Assignment and Termination of Covenants.

(a) Confidentiality. Each Investor receiving information under the covenants set forth in Sections 2.1, 2.2 and 2.5(h) hereby agrees, severally and not jointly to hold in confidence and trust with respect to all information so provided; provided, however, that notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) or legal counsel, accountants or representatives for such Investor (each of the foregoing persons, a “Permitted Disclosee”); provided, that such Permitted Disclosee is subject to substantially similar confidentiality obligations; provided, further, that any information disclosed by an Investor to a prospective partner of such Investor’s partnership or any subsequent partnership under common investment management shall be limited to the Company’s historical and projected consolidated revenues, the Company’s historical and projected earnings before interest, taxes, depreciation and amortization on a consolidated basis, the Company’s historical and projected net income on a consolidated basis, and the Company’s historical and projected consolidated cash balances, and shall be disclosed only to the extent that such disclosure would not cause the Company to be in violation of any applicable federal, state or foreign securities laws. Notwithstanding the foregoing, each Investor may disclose any confidential information of the Company provided to or learned by such Investor in connection with such rights to the minimum extent necessary: (i) as required by any court or other government body, provided that such Investor provides the Company with prompt notice of such court order or requirement to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure; (ii) to its attorneys in connection with the enforcement of this Agreement or rights under this Agreement; (iii) to comply with applicable law, statutes, rules or regulations of any governmental authority; and (iv) to its employees or agents having a reasonable need to know the contents of such information provided such employees or agents are subject to substantially similar confidentiality requirements with respect to such confidential information. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.6, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities.

(b) Assignment. The covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 may be assigned or transferred, but only with all related obligations, by an Investor to an assignee or transferee who (i) acquires at least fifteen percent (15%) of the outstanding shares of Preferred Stock (or a lesser number if such number represents one hundred percent (100%) of such transferring Investor’s Preferred Stock) from such transferring Investor or (ii) is a subsidiary, parent, partner, member, limited partner, retired partner, retired member, affiliate or stockholder of, or venture capital or private equity fund under common investment management with, or otherwise an Affiliated Fund of, such transferring Investor, subject to the prior approval of the Company (not to be unreasonably withheld).

(c) Termination. The covenants set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall terminate as to all Investors and be of no further force or effect upon the earlier to occur of (i) the closing of the Company’s IPO or (ii) a deemed liquidation, dissolution or winding up as described in Article IV, Section 4.2(C)(1) of the Company’s Certificate of Incorporation, as such may be amended from time to time. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to all Investors and be of no further force or effect upon the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

3. Legends. Each certificate representing the shares of Common Stock and/or Preferred Stock held by the Investors and by the Common Holders shall be endorsed with the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION) FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

In addition, each certificate representing the shares of Common Stock held by the GV Holders (other than shares of Common Stock issuable upon conversion of Series C Preferred Stock) shall be endorsed with the following legend (the “GV Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 12 MONTHS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE CORPORATION FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate theretofore represented by a certificate carrying the Legend. In addition, the Company agrees that upon the expiration of the twelve (12) month period following the effective date of a registration statement of the Company filed under the Securities Act for the IPO (or such longer period, not to exceed 15 days after the expiration of the twelve (12) month period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), it will remove, and will permit to be removed (upon registration of transfer, reissuance or otherwise), the GV Legend from any certificate held by the GV Holders and will not place or cause to be placed the GV Legend on any new certificate theretofore represented by a certificate carrying the GV Legend.

4. Miscellaneous.

4.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

4.2 Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding at least seventy percent (70%) of the Registrable Securities then outstanding (excluding any Registrable Securities held by the Common Holders and the Warrant Holders) (the “Majority Investors”); provided, however, that in the event such termination, amendment or waiver would adversely affect the rights or obligations of Common Holders under Section 1 of this Agreement in a different manner than the Investors, such termination, amendment or waiver shall also require the written consent of the holders of at least a majority of the Common Stock then held by the Common Holders. Notwithstanding the foregoing, that in the event such termination, amendment or waiver would adversely affect the rights or obligations of an Investor in a different manner than the other Investors, such termination, amendment or waiver shall also require the written consent of such adversely affected Investor; provided, however, that no termination, amendment or waiver of Section 2.5(d) shall be effective as to an Investor with a right to designate a member of the Company’s Board of Directors pursuant to that certain Amended and Restated Voting Agreement by and among the Company and the parties thereto dated as of the date hereof, as such may be amended from time to time, without such Investor’s prior written consent. Notwithstanding the foregoing, additional parties may be added as Holders under this Agreement with the written consent of the Company and the Majority Investors. Notwithstanding anything to the contrary, any termination, amendment or waiver of this Agreement that adversely affects the rights and obligations of the holders of Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock set forth in Section 1.12 hereof shall also require the written consent of the Series D Majority Holders. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver, without the consent of the record holders of at least the number of Registrable Securities required under this Agreement for the approval of such action. Any termination, amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, supersedes and replaces all prior agreements, including the Prior Agreement, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

4.5 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by nationally recognized overnight courier service for next day delivery, freight prepaid, mailed by United States registered or certified mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto, (b) if to a Common Holder, at such Common Holder’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Common Holder may designate by ten (10) days’ advance written notice to the other parties hereto or (c) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the other parties hereto, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546 Attention: Paul R. Tobias, Facsimile (512) 338-5499, email: ptobias@wsgr.com. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earliest of (a) actual receipt, or (b) (i) one (1) business day after delivery by confirmed facsimile or electronic mail transmission, (ii) one (1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (iii) three (3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor and Common Holder agrees that such notice may be given by facsimile or by electronic mail.

4.6 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

4.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder and its Affiliated Funds shall be aggregated together for the purpose of determining the availability of any rights under Section 1 of this Agreement. Notwithstanding anything to the contrary set forth herein, for purposes of the foregoing, any shares of Registrable Securities held by a Holder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder and (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.11 Prior Agreement; Waiver. Pursuant to Section 4.2 of the Prior Agreement, the Company and the Investors holding at least seventy percent (70%) of the Registrable Securities hereby amend and restate the Prior Agreement on behalf of the Common Holders, Warrant Holders and the Investors (as those terms are defined in the Prior Agreement) and replace the Prior Agreement on behalf of the Company and all Common Holders and Investors (as those terms are defined in the Prior Agreement) with this Agreement, and any Common Holder, Warrant Holder or Investor (as those terms are defined in the Prior Agreement) who does not sign this Agreement shall be bound by the terms and conditions of this Agreement pursuant to Section 4.2 of the Prior Agreement as if that Common Holder, Warrant Holder or Investor (as those terms are defined in the Prior Agreement) had signed this Agreement.

4.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

HOMEAWAY, INC.

By:
Brian Sharples, Chief Executive Officer

Address:
1101 W. Fifth Street
Suite 300
Austin, Texas 78703
Facsimile: (512) 684-1101
Email: bsharples@homeaway.com

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

GOOGLE VENTURES 2010, L.P.

By: Google Ventures 2010 GP, L.L.C.
Its: General Partner

By:
Name: William J. Maris
Title: Member

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043
	Attention:	Jennifer Kercher
Fax: (650) 887-1790

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TCV VII, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:
Name:
Title: Authorized Signatory

Address:	Technology Crossover Ventures
528 Ramona Street
Palo Alto, California 94301
Attention: Carla S. Newell
Ric Fenton
Phone: (650) 614-8200
Fax: (650) 614-8222

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TCV VII (A), L.P. a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P. a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd. a Cayman Islands exempted company

By:
Name:
Title: Authorized Signatory

Address:	Technology Crossover Ventures
528 Ramona Street Palo Alto, California 94301
Attention: Carla S. Newell
Ric Fenton
Phone: (650) 614-8200
Fax: (650) 614-8222

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TCV MEMBER FUND, L.P. a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd. a Cayman Islands exempted company

By:
Name:
Title: Authorized Signatory

Address:	Technology Crossover Ventures
528 Ramona Street Palo Alto, California 94301
Attention: Carla S. Newell
Ric Fenton
	Phone:	(650) 614-8200
	Fax:	(650) 614-8222

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TCV VI, L.P.
A Delaware Limited Partnership

By: Technology Crossover Management VI, L.L.C.
Its: General Partner

By:
Name:
Title: Attorney in Fact

Address:	Technology Crossover Ventures
528 Ramona Street Palo Alto, California 94301
Attention: Carla S. Newell
Ric Fenton
Phone: (650) 614-8200
Fax: (650) 614-8222

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.,
Its General Partner

By:
Ken DeAngelis
General Partner

AUSTIN VENTURES X, L.P.

By:	AV Partners X, L.P.,
Its General Partner

By:
Ken DeAngelis
General Partner

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

REDPOINT VENTURES I, L.P.,
by its General Partner, Redpoint Ventures I, LLC

By:
Managing Director

REDPOINT ASSOCIATES I, LLC, by its manager

By:
Managing Director

REDPOINT VENTURES II, L.P.,
by its General Partner, Redpoint Ventures II, LLC

By:
Managing Director

REDPOINT ASSOCIATES II, LLC, as nominee

By:
Managing Director

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P., by its General Partner, Redpoint Ventures I, LLC

By:
Managing Director

REDPOINT TECHNOLOGY PARTNERS A-1, L.P. by its General Partner, Redpoint Ventures I, LLC

By:
Managing Director

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

REDPOINT OMEGA, L.P.
by its

By:
Managing Director

REDPOINT OMEGA ASSOCIATES L.P.
by its

By:
Managing Director

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”
TRIDENT CAPITAL FUND-VI, L.P.
TRIDENT CAPITAL FUND-VI PRINCIPALS FUND, L.L.C.

Executed by the undersigned as an authorized signatory of the general partner of Trident Capital Fund-VI, L.P. and as a Managing Member of Trident Capital Fund-VI Principals Fund, L.L.C.

By:
Name:

Address:
505 Hamilton Ave., Suite 200
Palo Alto, CA 93401
Attn: Howard S. Zeprun, General Counsel

Facsimile: (650) 389-4444 Email: hzeprun@tridentcap.com

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

INSTITUTIONAL VENTURE PARTNERS XI, L.P.

By:	Institutional Venture Management XI, LLC
Its:	General Partner

By:
Managing Director

INSTITUTIONAL VENTURE PARTNERS XI GMBH & CO. BETEILIGUNGS KG

By:	Institutional Venture Management XI, LLC
Its:	Managing Limited Partner

By:
Managing Director

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By:	Institutional Venture Management XII, LLC
Its:	General Partner

By:
Managing Director

Address:
3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025
Attn: Melanie Chladek

Facsimile: (650) 854-2009 Email: mchladek@ivp.com

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

FIND US FAITHFUL FOUNDATION

By:
Name:
Title:

PURPLE MOUNTAIN HOLDINGS LLC

By:
Name:
Title:

JOSHUA 24:15 PARTNERSHIP, LTD.

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

MOOSE POND INVESTMENTS, LP

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

PHIL SIEGEL

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

DAVID LACK

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

BRETT SHOBE

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

THE JAN K. AND PATRICIA A. VAN VOORHIS REVOCABLE TRUST DATED 4/13/93

By:
Jan K. Van Voorhis, Trustee

THE JAN K. VAN VOORHIS AND PATRICIA A. VAN VOORHIS REVOCABLE TRUST DATED JANUARY 5, 2007

By:
Jan K. Van Voorhis, Trustee

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

CARL G. SHEPHERD

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

JUSTIN HALLORAN

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

MARY SONG

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

KERSTIN FÜHRER

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

CARSTEN MÖLLER

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

ARH FAMILY PARTNERSHIP LTD.

By:
Name:
Its:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

WAYNE KUHN

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

THE CHLOE MARIE SHARPLES 1998 TRUST

By:
Brian H. Sharples, Trustee

THE EMMA JETTE SHARPLES 2002 TRUST

By:
Brian H. Sharples, Trustee

THE HAWKEN DRAKE SHARPLES 2009 TRUST

By:
Brian H. Sharples, Trustee

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

ROSS BUHRDORF

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

JOSEPH W. NICHOLSON

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

JEROME L. GALANT

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

ALEXIS DE BELLOY DE SAINT LIENARD

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

CHRISTIAN MIQUEL

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

JEFF BUSCHE

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

DON ORR

THE 2006 ORR FAMILY TRUST

By:
Don Orr, Trustee

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

JAMES VILLARD

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

DAVID GREENBERG

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS V, L.P.

	By:	Tiger Global PIP Performance V, L.P.
	Its:	General Partner

	By:	Tiger Global PIP Management V, Ltd.
	Its:	General Partner

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel

Address:

101 Park Avenue, 48th Floor
New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER GLOBAL, L.P.

By: Tiger Global Performance, L.L.C.
Its: General Partner

By:	/s/ Steven Boyd
Name: Steven Boyd
Title: General Counsel

Address:
101 Park Avenue, 48th Floor
New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER GLOBAL II, L.P.

By: Tiger Global Performance, L.L.C., duly authorized
Its: General Partner

By:	/s/ Steven Boyd
Name: Steven Boyd
Title: General Counsel

Address:
101 Park Avenue, 48th Floor
New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER GLOBAL LTD.

By:	/s/ Steven Boyd
Name: Steven Boyd
Title: General Counsel

Address:
101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER HOLDING FOUR SPV S.a.r.l.

By:
Name:
Title:

Address:
101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

TIGER GLOBAL MASTER FUND, L.P.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel

Address:
101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investors”

/s/ Scott Shleifer Scott Shleifer

Address:

101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

/s/ Feroz Dewan
Feroz Dewan

Address:

101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

THE FEROZ DEWAN 2011 GRAT II

By:	/s/ Feroz Dewan
Feroz Dewan, Trustee

Address:

101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ Lee Fixel
Lee Fixel

Address:

101 Park Avenue, 48th Floor New York, NY 10178

Facsimile: (212) 557-1701

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

GOOGLE VENTURES 2010, L.P.

By: Google Ventures 2010 GP, L.L.C.
Its: General Partner

By:
Name: William J. Maris Title: Member

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043
Attention: Jennifer Kercher
Fax: (650) 887-1790

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holders”

KENNETH SHARPLES

JANINE SHARPLES

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

SHARPLES VENTURE PARTNERS, LP

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

MOOSE POND INVESTMENTS, LP

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

PHIL SIEGEL

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

DAVID LACK

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

BRETT SHOBE

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

RICHARD COUNDLEY

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

MARCELLE SPELLER

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holders”

J. Hunter Melville

David S. Bollinger

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Common Holder”

Brian Sharples

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Warrant Holder”

COMERICA INCORPORATED

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Warrant Holder”

ESCALATE CAPITAL I, L.P.

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Warrant Holder”

GUESTCLICK, INC.

By:
Name:
Title:

HOMEAWAY, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Schedule of Investors

Austin Ventures VIII, L.P.

Austin Ventures X, L.P.

Redpoint Ventures I, L.P.

Redpoint Associates I, LLC

Redpoint Ventures II, L.P.

Redpoint Associates II, LLC

Redpoint Technology Partners Q-1, L.P.

Redpoint Technology Partners A-1, L.P.

Redpoint Omega, L.P.

Redpoint Omega Associates, LLC

Trident Capital Fund-VI, L.P.

Trident Capital Fund-VI Principals Fund, L.L.C.

Institutional Venture Partners XI, L.P.

Institutional Venture Partners XI GmbH & Co. Beteiligungs KG

Institutional Venture Partners XII, L.P.

Find Us Faithful Foundation

Purple Mountain Holdings LLC

Joshua 24:15 Partnership, Ltd.

Phil Siegel

David Lack

Brett Shobe

Jan K. Van Voorhis, Trustee of the Jan K. and Patricia A. Van Voorhis Revocable Trust dated 4/13/93

The Jan K. Van Voorhis and Patricia A. Van Voorhis Revocable Living Trust dated January 5, 2007

Carl G. Shepherd

Justin Halloran

Mary Song

Kerstin Führer

Carsten Möller

ARH Family Partnership Ltd.

Moose Pond Investments, LP

Wayne Kuhn

The Chloe Marie Sharples 1998 Trust

The Emma Jette Sharples 2002 Trust

The Hawken Drake Sharples 2009 Trust

Ross Buhrdorf

Joseph W. Nicholson

Jerome L. Galant

Alexis de Belloy de Saint Lienard

Christian Miquel

Jeff Busche

Don Orr

The 2006 Orr Family Trust

James Villard

David Greenberg

Tiger Global Private Investment Partners V, L.P.

Tiger Global, L.P.

Tiger Global II, L.P.

Tiger Global Ltd.

Tiger Global Master Fund, L.P.

Tiger Holding Four SPV S.a.r.l.

Scott Shleifer

Feroz Dewan

The Feroz Dewan 2011 GRAT II

Lee Fixel

TCV VII, L.P., a Cayman Islands exempted limited partnership

TCV VII (A), L.P., a Cayman Islands exempted limited partnership

TCV Member Fund, L.P., a Cayman Islands exempted limited partnership

TCV VI, L.P., a Delaware limited partnership

Google Ventures 2010, L.P.

SCHEDULE B

Schedule of Common Holders

Phil Siegel

David Lack

Brett Shobe

Richard Coundley

Marcelle Speller

J. Hunter Melville

David S. Bollinger

Brian Sharples

Kenneth and Janine Sharples

Sharples Venture Partners, LP

Moose Pond Investments, LP

Google Ventures 2010, L.P.

SCHEDULE C

Schedule of Warrant Holders

Comerica Incorporated

Escalate Capital I, L.P.

GuestClick, Inc.

S-4